Exhibit 99.1

News Release
Contacts:
Media Relations Mike Jacobsen (330) 490-3796 jacobsm1@diebold.com	Investor Relations John Kristoff (330) 490-5900 kristoj@diebold.com

FOR IMMEDIATE RELEASE:
December 12, 2005

DIEBOLD ANNOUNCES MANAGEMENT CHANGES
CEO O’Dell leaves company; Swidarski named CEO, Lauer named chairman; company reaffirms guidance

NORTH CANTON, Ohio – Diebold, Incorporated (NYSE:DBD) today announced senior management changes instituted by its board of directors. Walden W. O’Dell, Diebold chairman and chief executive officer, has resigned from the company and its board of directors, effective immediately. Thomas W. Swidarski, president and chief operating officer, has been named chief executive officer and elected to the company’s board of directors. Additionally, the board elected John N. Lauer as non-executive chairman of the board. Lauer has been a member of the company’s board of directors since 1992.

The company is also reaffirming its EPS guidance for the fourth quarter of $0.50 to $0.60, including restructuring charges of approximately $0.13, and full-year 2005 EPS guidance of $1.70 to $1.80, which includes anticipated restructuring charges of approximately $.30 per share, manufacturing start-up costs and related issues of approximately $.08 per share, and the one-time gain of approximately $.18 per share on the sale of the campus card systems business.

“The board of directors and Wally mutually agreed that his decision to resign at this time for personal reasons was in the best interest of all parties,” said Lauer. “The board and I have been impressed with the initiatives Tom has launched in his role as COO, and feel Tom’s demonstrated leadership is crucial to improving the company’s performance moving forward.”

Swidarski will assume the role of chief executive officer in addition to his current duties as president and chief operating officer. “This has been a very challenging year for the company,” said Swidarski. “We are beginning to make progress to improve some of our performance issues, reduce our cost structure by addressing inefficiencies in our manufacturing supply chain and software development processes, and instill price discipline throughout the company. I am pleased with the initial progress that we have made, and I have the utmost confidence in our management and employees’ passion and commitment to dramatically improve our performance.”

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Swidarski continued, “I am grateful to the board for their continued support and confidence, especially over the past few months. I look forward to continuing to work closely with John and the rest of the board as we continue to address the challenges facing the company. I will have more to report on our progress and plans for 2006 and beyond during our fourth quarter and year-end conference call with investors in January.”

As previously announced on December 7, the board of directors authorized the company to repurchase up to 4 million shares of its common stock in the open market. This reauthorization is in addition to the approximately 500,000 shares remaining under its most recent 2 million share authorization from August, 2005. The company has repurchased approximately 3.3 million shares to date in 2005.

Lauer currently serves Diebold as chairman of the board governance committee and as presiding independent director. He most recently served as chairman of Oglebay Norton Company, and retired from that position in April 2003. Lauer also served as president and chief operating officer of the B.F. Goodrich Company prior to joining Oglebay Norton Company.

Swidarski was named president and chief operating officer in October 2005. He has held several senior-level operational, marketing, strategic and business development positions within Diebold since joining the company in 1996. Prior to that, he held various management positions within the financial industry for nearly 20 years focusing on marketing, product management, retail bank profitability, branding and retail distribution. Swidarski was a senior executive at PNC Bank and several other leading financial institutions. He received a bachelor’s degree in marketing and management at the University of Dayton (Ohio), and a master’s degree in business management from Cleveland State University.

Forward-Looking Statements

In this press release, statements that are not reported, financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of restructuring and other cost-reduction initiatives.

The use of the words “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

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Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•	changes in political, economic or other factors such as commodity prices, currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	acceptance of the company’s product and technology introductions in the marketplace;

•	unanticipated litigation, claims or assessments;

•	the company’s ability to reduce costs and expenses and improve internal operating efficiencies;

•	variations in consumer demand for financial self-service technologies, products and services;

•	challenges raised about reliability and security of the company’s election systems products, including the risk that such products will not be certified for use or will be decertified;

•	changes in laws regarding the company’s election systems products and services;

•	potential security violations to the company’s information technology systems;

•	the company’s ability to achieve benefits from its restructuring and other cost-reduction initiatives; and

•	other factors affecting the company’s business beyond its control, including, without limitation, the occurrence of natural disasters.

Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 14,000 associates with representation in nearly 90 countries worldwide and is headquartered in North Canton, Ohio, USA. Diebold reported revenue of $2.4 billion in 2004 and is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s Web site at www.diebold.com.

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